Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Associated Banc-Corp.:

Re: Registration Statements on Form S-8

• #2-77435	• #333-121012
• #2-99096	• #333-121011
• #33-16952	• #333-121010
• #33-24822	• #333-120711
• #33-35560	• #333-120714
• #33-54658	• #333-120713
• #33-63545	• #333-120710
• #33-67436	• #333-120709
• #33-86790	• #333-166392
• #333-46467	• #333-188233
• #333-74307

Re: Registration Statements on Form S-3

• #2-98922	• #33-63557
• #33-28081	• #33-67434
• #333-178973

We consent to the incorporation by reference in the Registration Statements listed above on Form S-8 and S-3 of Associated Banc-Corp of our reports dated February 5, 2014 with respect to the consolidated balance sheets of Associated Banc-Corp and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Associated Banc-Corp.

/s/ KPMG LLP

Chicago, Illinois

February 5, 2014